WEBSITE AND API DEVELOPMENT AGREEMENT

This Website and API Development Agreement ("Agreement") is entered into as of the August 30, 2023 (the "Effective Date") by and between PMG ONE GROUP INC, a company with an address at 36 Toronto St, 850, Toronto, Ontario, Canada, M5C2C5, referred to herein as the "Developer", and Readvantage Corp., a corporation organized under the laws of the State of Nevada with an address at 801 Travis Street, Suite 2101, Houston, TX 77002, referred to herein as the "Client".

RECITALS

WHEREAS, Developer agrees to provide website and API development services as described in Attachment A attached hereto (the "Project");

WHEREAS, Client desires to engage Developer to design and develop a new website and API for its business according to the estimates provided;

NOW THEREFORE, in consideration of the premises and undertakings set forth herein, the parties agree as follows:

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings set forth below:

- API (Application Programming Interface): A set of protocols, routines, and tools that allows software applications to communicate and interact with each other, facilitating integration and data exchange.

- Project: The website and API development services described in Attachment A to be performed by the Developer for the Client.

- Deliverables: The final products, including but not limited to the website, API, and any associated documentation or code, to be delivered by the Developer to the Client under this Agreement.

1.	Project Description

The Developer agrees to provide website and API development services to the Client in accordance with the detailed phases outlined in Attachment A. The website and API will be developed from the ground up, and any future changes or updates willrequire separate agreements or amendments to this Agreement. Any modifications to the agreed-upon services must be mutually communicated and confirmed in writing by both parties.

2.	Scope of Work

The Developer agrees to develop a website and API for the Client according to the terms and conditions of this Agreement. The development process will be divided into the following stages:

2.1 Research & Planning

This phase involves project definition, market analysis, user research, feasibility studies, stakeholder engagement, and requirements specification.

Development period:  from August 30, 2023 to October 14, 2023.

2.2 Design & Prototyping

This phase includes UI/UX design, wireframing, mockups, interactive design, and accessibility considerations.

Development period: from October 16, 2023 to February 2, 2024.

2.3 Development

This phase covers software development, coding and programming, version control, and system integration.

Development period: from February 5, 2024 to June 14, 2024.

2.4 Beta Testing & Refinement

This phase includes the testing of functionality, identification and resolution of bugs, and final quality assurance.

Development period: from June 17, 2024 to July 26, 2024.

2.5 Final Release & Deployment

This phase involves deployment planning, optimization of server setup, and final launch preparations.

Development period: from July 29, 2024 to August 9, 2024.

3.	Payment Terms

3.1 The Client agrees to pay the Developer a total amount of $155,800 for the complete execution of the website and API development project as outlined in this Agreement.

3.2  Payment for the services shall be made in installments according to the payment schedule specified in Attachment B. Each installment must be paid either during the respective phase or no later than one month after the completion of that phase. The final due date for each payment is specified in Attachment B. The Client also has the option to make partial payments within a single phase.

3.3 The total project duration shall be 12 months, with all payments to be made via bank transfer to the account designated by the Developer.

4.	Delivery Deadline

The Developer agrees to deliver the completed and fully functional website and API to the Client no later than the August 9, 2024. The Developer further agrees to provide a 30-day testing period immediately following the delivery, during which any identified issues or necessary adjustments will be addressed to ensure full functionality and compliance with the agreed specifications.

5.	Intellectual Property

5.1 The Client shall retain all intellectual property rights to any pre-existing work, code, or materials used in the development of the website and API.

5.2 Upon full payment of the total development cost, the Client shall own the final website, API and all associated deliverables.

5.3 The Developer has no right to showcase the project or any related materials in its portfolio or on any other platforms unless granted express written permission by the Client.

6.	Confidentiality

Both parties agree to hold all proprietary and confidential information exchanged during the project in strict confidence. This obligation extends to employees, contractors, and representatives of both parties.

7.	Termination

7.1 Either party may terminate this Agreement if the other party fails to perform any material obligation and fails to cure such breach within thirty (30) days of written notice of the breach.

7.2 In the event of termination, the Client will be responsible for payment of all work completed up to the date of termination.

8.	Miscellaneous

8.1 Time of Essence: Time is of the essence in the performance of the obligations under this Agreement.

8.2 Force Majeure: Neither party shall be liable for any delays or failures in performance resulting from events beyond its reasonable control, including acts of God, war, or labor stoppages.

8.3 Severability: If any provision of this Agreement is held invalid, such invalidity shall not affect other provisions of the Agreement.

8.4 Governing Law: This Agreement shall be governed by the laws of the State of Nevada.

8.5 Notices: Any notices required or permitted by this Agreement shall be in writing and delivered by certified mail or courier.

8.6 Entire Agreement: This Agreement represents the entire understanding between the parties and supersedes all prior discussions, agreements, or understandings of any kind.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

AGREED AND ACCEPTED:

By Client: Readvantage Corp., represented by Ilona Andzejevska /s/ Ilona Andzejevska Date: August 30, 2023	By Developer: PMG ONE GROUP INC, represented by Paola Maria Guidi /s/ Paola Maria Guidi Date: August 30, 2023

ATTACHMENT A

Stages of Development	Specialist	Hours	Rates (USD)	Price (USD)
1. Research&Planning	Project manager	210	100	21 000
Project Definition
Market Analysis
User Research
Technology Assessment
Feasibility Study
Project Planning
Stakeholder Engagement
Legal & Ethical Considerations
Budgeting
Team Formation
Requirements Specification
2. Design & Prototyping	Designer	520	100	52 000
UI/UX design
Wireframing
Mockups
Interactive design
Accessibility Considerations
3. Development	Engineer/QA Specialist	598	100	59 800
API development
Coding and programming
Version control
Integration
4. Beta Testing & Refinement	Beta Tester	180	100	18 000
5. Final Release & Deployment	DevOps Engineer	50	100	5 000
	TOTAL:	1558		155 800 $

(signature page follows)

AGREED AND ACCEPTED:

By Client: Readvantage Corp., represented by Ilona Andzejevska /s/ Ilona Andzejevska Date: August 30, 2023	By Developer: PMG ONE GROUP INC, represented by Paola Maria Guidi /s/ Paola Maria Guidi Date: August 30, 2023

ATTACHMENT B

Payment Schedule

Each payment must be made either during the respective phase or no later than one month after the completion of that phase. The final due date for each payment is specified below in the schedule:

№	Work stages	Date	Amount (USD)
1	Research & Planning	November 13, 2023	21,000
2	Design & Prototyping	March 1, 2024	52,000
3	Development	July 13, 2024	59,800
4	Beta testing and Refinement	August 25, 2024	18,000
5	Final Release & Deployment	September 8, 2024	5,000

Total Amount: $155,800.00

AGREED AND ACCEPTED:

By Client: Readvantage Corp., represented by Ilona Andzejevska /s/ Ilona Andzejevska Date: August 30, 2023	By Developer: PMG ONE GROUP INC, represented by Paola Maria Guidi /s/ Paola Maria Guidi Date: August 30, 2023